UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Pennsylvania Avenue NW, South Building, Suite 900 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2025, ASP Isotopes Inc. (the “Company”) announced that, effective April 14, 2025, Dr. Hendrik Strydom, PhD, Chief Technology Officer of the Company, stepped down as a member of the board of directors of the Company (the “Board”) and joined the board of managers of Quantum Leap Energy LLC, the Company’s subsidiary that is pursuing an initiative to produce advanced nuclear fuels, such as HALEU and Lithium-6, in South Africa.  Dr. Strydom’s resignation as a Board member was not the result of any disagreement with the Company regarding its operations, policies or practices.

Effective April 14, 2025, the Board appointed Sipho Maseko as director, to fill the vacancy on the Board created by the resignation of Dr. Strydom.  Mr. Maseko will serve as a Class III director whose term will expire at the Company’s 2025 annual meeting of stockholders.  There is no arrangement or understanding between Mr. Maseko and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Maseko and any of the Company’s other directors or executive officers.  The Company is not aware of any transaction involving Mr. Maseko requiring disclosure under Item 404(a) of Regulation S-K.  Additional information about Mr. Maseko is set forth below.

Sipho Maseko, age 56, is an experienced executive and serves as a director and advisor to a number of companies.  Mr. Maseko has served as an independent non-executive director of KAP Limited, a South African diversified industrial group consisting of industrial, chemical and logistics businesses, since March 2024, and he has served as an independent non-executive director of Shoprite Holdings Ltd, Africa’s largest retail group, since June 2023.  Mr. Maseko previously served as Chief Executive Officer of Telkom SA SOC Ltd, a South African wireline and wireless telecommunications provider, from April 2013 to June 2022.  Prior to joining Telkom, Mr. Maseko served as Managing Director of Vodacom SA and Group Chief Operating Officer of Vodacom after serving almost 14 years at BP Africa Limited where he held a number of senior positions, including Chief Executive Officer and Chief Operating Officer for BP Downstream activities. Mr. Maseko joined BP in 1997 after being with Werksmans Attorneys and the Financial Services Board. Mr. Maseko received a bachelor’s degree from the University of the Witwatersrand and a law degree (LLB) from the University of KwaZulu-Natal.  The Board believes that Mr. Maseko’s extensive relevant experience and competencies, including senior management experience, financial expertise, knowledge of the market and regulatory landscape in South Africa, and risk governance, will be a valuable addition to the Board.

Mr. Maseko will be entitled compensation in accordance with the Company’s non-employee director compensation policy approved by the Board in October 2024 (filed as Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with Securities and Exchange Commission on March 31, 2015).  In connection with his appointment to the Board, Mr. Maseko received an award of 22,422 shares of restricted stock, which shall vest in full on the one-year anniversary of the grant date (subject to continued service as a director).  Mr. Maseko will be eligible for additional grants under the Company’s non-employee compensation policy beginning at the Company’s 2025 annual meeting of stockholders.

Mr. Maseko has entered into the Company’s standard form of indemnification agreement, a form of which has been filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with Securities and Exchange Commission on March 31, 2015.

Item 7.01. Regulation FD Disclosure.

On April 15, 2025, ASP Isotopes Inc. (the “Company”) issued a press release announcing changes in the Boards of ASP Isotopes Inc. and Quantum Leap Energy LLC, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 15, 2025, of ASP Isotopes Inc. Announcing Changes in Boards of ASP Isotopes Inc. and Quantum Leap Energy LLC.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: April 15, 2025	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	Chief Executive Officer

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